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                                   EXHIBIT 23

                         Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-90609 dated November 9, 1999, and on Form SB-2 dated December 19, 2001, of Jacksonville Bancorp, Inc., and in the related prospectuses, of our report dated March 1, 2002, with respect to the consolidated financial statements which are included in this Annual Report on Form 10-K for the year ended December 31, 2001.






HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 25, 2002